Exhibit 99.2

Ernst & Young Ltd
Maagplatz 1
P.O. Box
CH-8010 Zurich

Phone	+41 58 286 31 11
Fax	+41 58 286 40 20
www.ey.com/ch

To the Annual General Meeting of

Transocean Ltd., Zug

Zurich, February 27, 2012

Report of the statutory auditor on the financial statements

As statutory auditor, we have audited the financial statements of Transocean Ltd., which comprise the statement of operations, balance sheet and notes pages (SR-2 to SR-19), for the year ended December 31, 2011.

Board of Directors’ responsibility

The Board of Directors is responsible for the preparation of the financial statements in accordance with the requirements of Swiss law and the company’s articles of incorporation. This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error. The Board of Directors is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Swiss law and Swiss Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers the internal control system relevant to the entity’s preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control system. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of accounting estimates made, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements for the year ended December 31, 2011 comply with Swiss law and the company’s articles of incorporation.

Report on other legal requirements

We confirm that we meet the legal requirements on licensing according to the Auditor Oversight Act (AOA) and independence (article 728 CO and article 11 AOA) and that there are no circumstances incompatible with our independence.

In accordance with article 728a paragraph 1 item 3 CO and Swiss Auditing Standard 890, we confirm that an internal control system exists, which has been designed for the preparation of financial statements according to the instructions of the Board of Directors.

We further confirm that the proposed appropriation of available earnings complies with Swiss law and the company’s articles of incorporation.  We recommended that the financial statements submitted to you be approved.

Ernst & Young Ltd

/s/ Robin Errico	/s/ Jolanda Dolente
Licensed audit expert	Licensed audit expert
(Auditor in charge)

TRANSOCEAN LTD.

STATEMENT OF OPERATIONS

(in CHF thousands)

	Year ended December 31,	Year ended December 31,
	2011	2010

Income
Dividend income	—	292,001
Interest income	56	849
Total income	56	292,850

General and administrative expenses	81,126	43,014
Depreciation	253	262
Financial expenses	9,311	24,480
Interest expense	9,564	118
Total expenses	100,254	67,874

Net Income (loss)	(100,198)	224,976

See accompanying notes.

TRANSOCEAN LTD.

BALANCE SHEET

(in CHF thousands)

	December 31,	December 31,
	2011	2010
Assets
Cash	2,737	35,710
Receivables from affiliates	7,051	4,267
Trade and other current assets	5,734	6,908
Total current assets	15,522	46,885

Property and equipment	1,257	1,258
Less accumulated depreciation	563	295
Property and equipment, net	694	963

Investment in affiliates	17,282,047	16,476,198
Treasury shares	256,949	256,949
Other non-current assets	69	78
Total assets	17,555,281	16,781,073

Liabilities and shareholders’ equity
Accounts payable to affiliates	212	2,103
Interest payable to affiliates	6,631	—
Dividend payable	259,451	—
Trade and other current liabilities	4,896	38,360
Total current liabilities	271,190	40,463

Long-term note payable to affiliates	465,097	—
Other non-current liabilities	760	2,713
Total non-current liabilities	465,857	2,713

Share capital	5,477,029	5,028,529
Legal reserve
General legal reserves
Reserve from capital contribution	9,882,947	7,925,000
Reserve for treasury shares
Reserve from capital contribution	295,100	279,628
Free reserve
Reserve from capital contribution	—	3,243,051
Dividend reserve from capital contribution	1,001,667	—
Retained earnings
Earnings brought forward	261,689	36,713
Net Income (loss) of the period	(100,198)	224,976
Total shareholders’ equity	16,818,234	16,737,897
Total liabilities and shareholders’ equity	17,555,281	16,781,073

See accompanying notes.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS

Note 1—General

Transocean Ltd. (“Transocean,” the “Company,” “we,” “us” or “our”) is the parent company of Transocean Inc., Transocean Management Ltd. and Transocean Services AS. The statutory financial statements are of overriding importance for the purpose of the economic and financial assessment of the Company. The unconsolidated statutory financial statements of the Company are prepared in accordance with Swiss law.

On October 5, 2011, Transocean Ltd. contributed the equivalent of CHF 806 million to Transocean Services AS, in return for 109,000 shares each with a face value of NOK 100 per share, representing 99.09% ownership in Transocean Services AS. In October 2011, Transocean Services AS completed an acquisition of Aker Drilling ASA (“Aker Drilling”), a Norwegian company formerly listed on the Oslo Stock Exchange.  In connection with the acquisition, Transocean Services AS acquired two Harsh Environment, Ultra-Deepwater semisubmersibles currently operating on long-term contracts in Norway, and two Ultra-Deepwater drillships currently under construction at the Daewoo Shipbuilding & Marine Engineering Co. Ltd. shipyard in Korea, which have expected deliveries in 2014.

The financial statements of Transocean Ltd. have been prepared in accordance with the requirements of the Swiss law for companies, the Code of Obligations (“CO”).  Transocean Ltd. is listed on the New York Stock Exchange (“NYSE”) and on the Swiss stock exchange (the “SIX”), and is registered with the commercial register in the canton of Zug.

Note 2—Summary of Significant Accounting Policies

Exchange rate differences—The Company keeps its accounting records in U.S. Dollars (USD) and translates them into Swiss Francs (CHF) for statutory reporting purposes. Assets and liabilities denominated in foreign currencies are translated into CHF using the year-end rates of exchange, except investments in affiliates and the Company’s equity (other than current-year transactions), which are translated at historical rates. Income statement transactions are translated into CHF at the average rate for the year. Exchange differences arising from business transactions are recorded in the income statement, except for net unrealized gains, which are deferred and recorded in other current liabilities.

Current assets and liabilities—Current assets and liabilities are recorded at cost less adjustments for impairment of value.

Financial assets—Financial assets are recorded at acquisition cost less adjustments for impairment of value.

Cash—Cash consists of cash in the bank.

Property and equipment—Property and equipment consists primarily of office equipment and is recorded at historical cost net of accumulated depreciation. We generally provide for depreciation under the straight-line method. The estimated original useful life of our office equipment is four years.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

Note 3—Investment in Affiliates

(in CHF thousands), except for share capital amount (local currency)

			Ownership	Share capital amount		Investment
Company name	Purpose	Domicile	interest	(local currency)		2011	2010

Transocean Inc.	Holding	Cayman Islands	100%	USD	0.01	16,476,108	16,476,108
Transocean Management Ltd.	Management and administration	CH - Geneva	90%	CHF	100.00	90	90
Transocean Services AS	Management and administration	Norway	99%	NOK	100.00	805,849	—

Principal indirect investments in affiliates include:

Company name	Purpose	Domicile	Ownership interest

Global Marine Inc.	Leasing/Operating	United States	100%
GSF Leasing Services GmbH	Leasing	CH - Zug	100%
Sedco Forex Holdings Limited	Leasing/Operating	Cayman Islands	100%
Sedco Forex International Inc.	Leasing/Operating	Panama	100%
Transocean Drilling Offshore S.a.r.l.	Leasing/Operating	Luxembourg	100%
Transocean Financing GmbH	Financing	CH - Zug	100%
Transocean Hungary Holdings LLC	Leasing/Operating	Hungary	100%
Transocean Norway Drilling AS	Holding	Norway	100%
Transocean Offshore Deepwater Drilling Inc.	Leasing/Operating	United States	100%
Transocean Offshore Drilling Holdings Limited	Holding	Cayman Islands	100%
Transocean Offshore Holdings Limited	Holding	Cayman Islands	100%
Transocean Offshore International Ventures Limited	Leasing/Operating	Cayman Islands	100%
Transocean Venture Holdings GmbH	Holding	CH - Zug	100%
Transocean Worldwide Inc.	Holding	Cayman Islands	100%
Triton Asset Leasing GmbH	Leasing	CH - Zug	100%
Triton Hungary Investments 1 Kft.	Holding	Hungary	100%
Triton Nautilus Asset Leasing GmbH	Leasing	CH - Zug	100%

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

Note 4—Shareholders’ Equity

(in CHF thousands except share data)

			Legal reserve		Free reserve
	Ordinary shares		General legal reserves - reserve from capital	Reserve for treasury shares - reserve from capital	Reserve from capital	Dividend reserve from capital	Retained	Total shareholder’s
	Shares	Amount	contribution	contribution (a)	contribution	contribution	earnings	equity

Balance at December 31, 2009	335,235,298	5,028,529	7,947,579	100	3,500,000	—	36,713	16,512,921

Treasury share repurchases	—	—	(22,579)	279,528	(256,949)	—	—	—
Net Income	—	—	—	—	—	—	224,976	224,976
Balance at December 31, 2010	335,235,298	5,028,529	7,925,000	279,628	3,243,051	—	261,689	16,737,897

Treasury share repurchases	—	—	(15,472)	15,472	—	—	—	—
Transfer to general reserve	—	—	3,243,051	—	(3,243,051)	—	—	—
Tranfer to free reserve - dividend reserve	—	—	(1,937,000)	—	—	1,937,000	—	—
Dividend	—	—	—	—	—	(935,333)	—	(935,333)
Authorized capital increase	29,900,000	448,500	667,368	—	—	—		1,115,868
Net income	—	—	—	—	—	—	(100,198)	(100,198)
Balance at December 31, 2011	365,135,298	5,477,029	9,882,947	295,100	—	1,001,667	161,491	16,818,234

(a)                                    The reserve for treasury shares represents the cost of treasury shares held directly by Transocean Ltd. and indirectly by Transocean Inc.  During 2011, we purchased 224,121 treasury shares in connection with share-based compensation valued at CHF 15 million.  During 2010, we repurchased 2,863,267 shares valued at CHF 257 million under the share repurchase program in Transocean Ltd and in addition we purchased 325,470 treasury shares in connection with share-based compensation valued at CHF 23 million.  See Note 5—Treasury Shares.

Conditional share capital—Transocean Ltd.’s articles of association provide for conditional capital that allows the issuance of 167,617,649 additional registered shares without obtaining additional shareholder approval.  The conditional shares may be issued:

(1)                                 Through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations convertible into or exercisable or exchangeable for Transocean Ltd. registered shares or shares of one of its subsidiaries; or

(2)                                 In connection with the issuance of registered shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to Transocean Ltd. or one of its subsidiaries.

In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for Transocean Ltd. registered shares, the board of directors is authorized to withdraw or limit the advance subscription rights of shareholders in certain circumstances.

Authorized share capital—At the annual general meeting on May 13, 2011, our shareholders approved an authorized share capital in the amount of CHF 1,005,705,855, authorizing the issuance of a maximum of 67,047,057 fully paid-in shares with a par value of CHF 15 each, which expires on May 13, 2013.  On November 18, 2011, our board of directors resolved, based on our authorized share capital contained in our articles of association dated May 13, 2011 to increase our share capital through the issuance of up to 30,000,000 new, fully paid in shares.  In December 2011, we completed a public offering of 29.9 million shares at a share price of USD 40.50, equivalent to CHF 37.32 using an exchange rate of USD 1.00 to CHF 0.9215.  On December 5, 2011, we received proceeds of CHF 1.1 billion, net of underwriting discounts and commissions, estimated issuance costs and the Swiss Federal Issuance Stamp Tax.  These issuance costs totaling CHF 48 million were expensed and are included in general and administrative expenses.  At December 31, 2011, the authorized share capital amounted to CHF 557,205,855, authorizing the issuance of a maximum of 37,147,047 fully paid-up shares with a par value of CHF 15 each at any time until May 13, 2013.

Dividend distribution—In May 2011, at our annual general meeting, our shareholders approved a dividend of USD 3.16 per outstanding share, payable in four equal installments of USD 0.79 per outstanding share, subject to certain limitations.  In May 2011, we transferred CHF 1,937 million out of General Legal Reserve — Reserve from Capital Contribution to Dividend Reserve from Capital Contribution and recognized a dividend payable in the amount of approximately CHF 935 million, recorded in other current liabilities, with the corresponding entry to Dividend Reserve.  On June 15, 2011, September 21, 2011 and December 21, 2011 we paid the first three installments, in the aggregate amount of CHF 676 million, to shareholders of record as of May 20, 2011, August 26, 2011 and November 25, 2011, respectively.  At December 31, 2011, the carrying amount of the unpaid distribution payable was CHF 259 million.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

Note 5—Treasury Shares

	Number
	of shares	Share % (a)

Total treasury registered shares at December 31, 2009	14,019,008	4.18%
Transferred during the year under share-based compensation plans	(737,655)
Repurchase of shares through share repurchase program	2,863,267
Balance at December 31, 2010	16,144,620	4.82%

Transferred during the year under share-based compensation plans	(825,115)
Balance at December 31, 2011	15,319,505	4.20%

(a)                                2010 share percentage is based on 335,235,298 shares issued. 2011 share percentage is based on 365,135,298 shares issued, which includes the 29.9 million authorized share capital increase in December 2011.

Shares held by subsidiary—The Company transferred 825,115 and 737,655 treasury shares in 2011 and 2010, respectively, to satisfy obligations under share-based compensation plans from the treasury shares issued to Transocean Inc. as part of the Redomestication Transaction in connection with obligations under share-based compensation plans.  The proceeds of the treasury share transfers in connection with exercises of options amounted to CHF 8.7 million and CHF 12.9 million for 2011 and 2010 respectively.  Transfers under restricted share awards schemes were at book value.

Share repurchase program—In May 2009, at our annual general meeting, our shareholders approved and authorized our Board of Directors, at its discretion, to repurchase an amount of shares for cancellation with an aggregate purchase price of up to CHF 3.5 billion, which is equivalent to approximately USD 3.7 billion, using an exchange rate of USD 1.00 to CHF 0.94 as of the close of trading on both December 31, 2011 and December 31, 2010.  On February 12, 2010, our Board of Directors authorized our management to implement the share repurchase program.

During the year ended December 31, 2010, following the authorization by our Board of Directors, we repurchased 2,863,267 of our shares under the share repurchase program for an aggregate purchase price of CHF 257 million.  At December 31 2010, we held 2,863,267 treasury shares purchased under our share repurchase program, recorded at cost.  There were no repurchases under this program in 2011.  These shares have not been marked to market because they are to be cancelled.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

Note 6—Significant Shareholders

As of December 31, 2011, we have no shareholders, to the knowledge of the Company, that are deemed to be beneficial owners of more than 5% of the Company’s shares.  As of December 31, 2010, listed below are the only shareholders who, to the knowledge of the Company, may be deemed to be beneficial owners of more than 5% of Company’s shares:

As of December 31, 2010

Name and address of beneficial owner	Shares beneficially owned (b)	Percent of class (a)

FMR LLC	19,165,692	5.72%
82 Devonshire Street
MA 02109, Boston, USA

(a)                                  The percentage indicated is based on the 335,235,298 issued shares as of December 31, 2010.

(b)                                 The number of shares held by FMR LLC is based on a statement on Schedule 13G filed with the SEC on February 14, 2011, which was filed jointly by FMR LLC, Edward C. Johnson 3d, and Fidelity Management & Research Company. According to the filing, FMR LLC has sole voting power over 2,891,991 shares and sole dispositive power over 19,165,692 shares and shared voting or dispositive power over no shares. Of the shares reported, 15,660,402 shares are beneficially owned by Fidelity Management & Research Company, an investment adviser and a wholly-owned subsidiary of FMR LLC, as a result of acting as investment advisor to various investment companies (collectively, the “Fidelity Funds”); with respect to these shares, FMR LLC, Mr. Edward C. Johnson 3d and each of the Fidelity Funds exercise sole dispositive power and the Fidelity Funds’ Board of Trustees exercise sole voting power.

Based on a notification received by the Company on November 15, 2010 informing the Company that the ownership of FMR LLC, on behalf of funds managed by and clients of FMR LLC and its direct and indirect subsidiaries, has exceeded 5%, FMR LLC held 16,903,001 or 5.04 of the issued shares as of December 31, 2010. That notification was made on the basis of the reporting obligations of beneficial owners pursuant to the Swiss Federal Act on Stock Exchanges and Securities Trading and the implementing ordinances thereof.

Transocean held directly and indirectly through its affiliate Transocean Inc. 15,319,505 and 16,144,620 treasury shares representing 4.20% and 4.82% of the share capital at December 31, 2011 and 2010, respectively, as outlined in Note 5 — Treasury Shares.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

Note 7—Board of Directors Compensation

Directors who are employees of the Company do not receive compensation for Board service.  At present, all of the directors except Steven L. Newman are non-employees and receive compensation.

We use a combination of cash and equity incentive compensation to attract and retain qualified candidates to serve on our Board.  The Corporate Governance Committee annually reviews the compensation paid to non-executive directors and makes a recommendation to the Board regarding its determinations. When making its recommendations to the Board, the Committee can exercise its discretion as to the level and mix of compensation paid to the directors.  In February 2011, based upon its review of director compensation and the advice of our former compensation consultant, the Corporate Governance Committee, in exercising its discretion, concluded that the total compensation received by non-executive directors was within a competitive range relative to members of the Company’s peer group generally used for the consideration of executive compensation and that the mix of cash and equity incentive compensation was appropriate and in line with current market competitive practice and recommended no change. Based on this recommendation, the Board exercised its discretion and left the compensation levels unchanged from those paid in 2010.

Non-employee director compensation is listed in the table below:

(in CHF)	2011 (a)	2010 (a)

Annual retainer	79,790	93,857
Additional annual retainer for Committee Chairmen:
Audit Committee	31,029	36,500
Executive Compensation Committee	17,731	20,857
Corporate Governance, Finance and Benefits, and Health, Safety and Environment Committees	8,866	10,429
Board meeting attendance fee (b)	2,216	2,607
Committee meeting attendance fee (c)	2,216	2,607
Grant of deferred units in CHF	228,440	273,408

(a)                                  Non-employee director compensation is paid in USD and did not change from 2010 to 2011.  The fees fluctuation from 2010 in the table above is due to the difference in exchange rate used for the presentation of the Swiss statutory financial statements.

(b)                                 The board meeting attendance fee is paid for those meetings that were attended in excess of the four regularly scheduled board meetings.

(c)                                  The committee meeting attendance fee is only paid for those meetings that were attended in excess of four regularly scheduled committee meetings.

Since May 2011, J. Michael Talbert has served the Company as its non-executive Chairman of the Board, in which capacity he has received a CHF 234,936 annual retainer, paid quarterly, in lieu of the annual retainer the other non-employee directors receive.  Until his retirement in May 2011, our former Chairman, Robert E. Rose, received a CHF 294,335 annual retainer, paid quarterly.  Prior to May 2011, Mr. Talbert served the Company as its non-executive Vice-Chairman of the Board, in which capacity he received a CHF 44,328 annual retainer, paid quarterly, in addition to the annual retainer the other non-employee directors received. Mr. Rose and Mr. Talbert also received the same meeting fees and the CHF 228,440 grant of deferred units to non-employee directors described above. All retainers are paid on a quarterly basis and are only paid for quarters in which the director actually served.

In addition, we pay or reimburse our directors’ travel and incidental expenses incurred for attending Board, committee and shareholder meetings and for other Company business-related purposes.

At our Board meeting held immediately after the 2011 annual general meeting of our shareholders, the Board granted 3,768 deferred units to each non-employee director equal in aggregate value to CHF 228,440 based upon the average price of the high and low sales prices of our shares for the 10 trading days immediately prior to the date of our Board meeting (calculated at CHF 60.63 per share). The terms of the deferred units included vesting in equal installments over three years, on the first, second and third anniversaries of the date of grant, and a requirement that each director hold the vested deferred units or the shares attributable to such units until they leave the Board.  Vesting of the deferred units is not subject to any performance measures.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

The following table summarizes the compensation of our non-employee directors for 2011:

Name	Function	Total compensation (a)	Fees earned (b)	Annual deferred units (c)	Annual deferred units in shares
		(CHF)	(CHF)	(CHF)
J. Michael Talbert	Chairman of the Board	450,505	222,065	228,440	3,768
Jagjeet Bindra (g), (h)	Member of the Board	286,993	58,553	228,440	3,768
Thomas W. Cason (d), (e)	Member of the Board and Chairman of the Audit Committee	380,178	151,738	228,440	3,768
Tan Ek Kia (f), (h)	Member of the Board	289,209	60,769	228,440	3,768
Steve Lucas (d), (e)	Member of the Board	298,075	69,635	228,440	3,768
Martin B. McNamara (f), (g)	Member of the Board and Chairman of the Corporate Governance Committee	344,716	116,276	228,440	3,768
Edward R. Muller (f), (g)	Member of the Board and Chairman of the Executive Compensation Committee	351,365	122,925	228,440	3,768
Robert M. Sprague (f), (h)	Member of the Board and Chairman of the Health, Safety, and Environment Committee	342,499	114,059	228,440	3,768
Ian C. Strachan (d), (e)	Member of the Board and Chairman of the Finance/Benefits Committee	358,014	129,574	228,440	3,768
Robert E. Rose	Chairman of the Board until May 13, 2011	147,167	147,167	—	—
W. Richard Anderson (i)	Member of the Board until June 29, 2011	45,960	45,960	—	—
Richard L. George	Member of the Board until February 11, 2011	19,947	19,947	—	—
Victor E. Grijalva	Member of the Board until May 13, 2011	46,544	46,544	—	—
Total		3,361,172	1,305,212	2,055,960	33,912

(a)                                    Compensation for the period of Board membership from January 1, 2011 to December 31, 2011.

(b)                                    Fees earned from January 1, 2011 to December 31, 2011 include the retainer, meeting fees, and dividends earned on shares.

(c)                                    Deferred units are based on the fair value granted during the year.

(d)                                    Members of the Finance/Benefits Committee

(e)                                    Members of the Audit Committee

(f)                                     Members of Executive Compensation Committee

(g)                                    Members of Corporate Governance Committee

(h)                                   Members of Health, Safety, and Environment Committee

(i)                                      Richard Anderson resigned on June 30, 2011 and forfeited his 2011 annual deferred unites totaling CHF 228,440.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

The following table summarizes the compensation of our non-employee directors for 2010:

Name	Function	Total compensation (a)	Fees earned (b)	Annual deferred units (c)	Annual deferred units in shares
		(CHF)	(CHF)	(CHF)
Robert E. Rose	Chairman of the Board	622,245	348,837	273,408	3,703
W. Richard Anderson (d), (e), (h)	Member of the Board	419,408	146,000	273,408	3,703
Thomas W. Cason (e) (i)	Member of the Board and Chairman of the Audit Committee	508,052	234,644	273,408	3,703
Richard L. George (d), (g), (h)	Member of the Board	367,265	93,857	273,408	3,703
Victor E. Grijalva (e), (h)	Member of the Board	419,408	146,000	273,408	3,703
Martin B. McNamara (f), (g)	Member of the Board and Chairman of the Corporate Governance Committee	380,301	106,893	273,408	3,703
Edward R. Muller (f), (g)	Member of the Board and Chairman of the Executive Compensation Committee	377,864	104,456	273,408	3,703
Robert M. Sprague (f), (h)	Member of the Board and Chairman of the Health, Safety, and Environment Committee	373,868	100,460	273,408	3,703
Ian C. Strachan (d), (e)	Member of the Board and Chairman of the Finance/Benefits Committee	424,623	151,215	273,408	3,703
J. Michael Talbert (d), (g)	Vice Chairman of the Board	389,852	116,444	273,408	3,703
John L. Whitmire	Member of the Board until June 30, 2010	333,372	59,964	273,408	3,703
Total		4,616,258	1,608,770	3,007,488	40,733

(a)                                    Compensation for the period of Board membership from January 1, 2010 to December 31, 2010.

(b)                                    Fees earned from January 1, 2010 to December 31, 2010 relating to the retainer, meeting fees, and special cash awards.

(c)                                    Deferred units are based on the fair value granted during the year.

(d)                                    Members of the Finance/Benefits Committee

(e)                                    Members of the Audit Committee

(f)                                     Members of Executive Compensation Committee

(g)                                    Members of Corporate Governance Committee

(h)                                   Members of Health, Safety, and Environment Committee

(i)                                      On November 18, 2010, the Board of Directors granted Mr. Cason a special cash award of CHF 52,143 for extraordinary efforts and time expended in connection with FCPA investigations by the Company.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

Note 8—Executive Management Compensation

The total compensation of the executive officers of the Company is summarized in the table below.  In accordance with its authority under the Company’s organizational regulations, the Board of Directors determined that all officers who meet the definition of officers under Section 16 of the Securities and Exchange Act of 1934, as amended, are members of the Company’s executive management. The table below reflects the determination by the Board of Directors of the new composition of executive management.

Name	Function	Year	Total salary and other non share-based compensation	Total share-based compensation	Total compensation
			(CHF)	(CHF)	(CHF)
Steven L. Newman	President and Chief Executive Officer since March 1, 2010; and Member of the Board since May 14, 2010	2011 2010	2,513,300 2,299,835	5,174,603 4,078,555	7,687,903 6,378,390

Ihab Toma

Executive Vice President Business, Operations since August 17, 2011; Executive Vice President, Global Business from August 16, 2010 to August 16, 2011; Senior Vice President, Marketing and Planning from August 17, 2009 to August 16, 2010

		2011 2010	1,458,247 1,063,856	1,176,091 1,677,639	2,634,338 2,741,495

Nick Deeming	Senior Vice President, General Counsel and Assistant Corporate Secretary since February 7, 2011	2011 2010	2,005,223 —	1,651,564 —	3,656,787 —

Arnaud Bobillier (a)	Executive Vice President, Asset and Performance until August 16, 2011	2011 2010	800,073 1,323,104	1,176,091 1,931,454	1,976,164 3,254,558

Ricardo H. Rosa (b)	Executive Vice President and Chief Financial Officer since August 17, 2011; Senior Vice President and Chief Financial Officer until August, 16, 2011	2011 2010	1,343,933 1,534,164	1,176,091 2,152,245	2,520,024 3,686,409

Rob Shaw (c)	Vice President and Controller since December 1, 2011	2011 2010	134,435 —	382,435 —	516,870 —

Eric B. Brown	Senior Vice President and General Counsel until Feb 11, 2011	2011 2010	407,720 2,057,305	— 1,965,271	407,720 4,022,576

John H. Briscoe	Vice President and Controller until August 4, 2011	2011 2010	201,986 427,786	470,400 1,262,556	672,386 1,690,342

Robert L. Long	Former Chief Executive Officer and a Member of Board of Directors until February 27, 2010	2011 2010	— 21,439,224	— —	— 21,439,224

Cheryl D. Richard	Former Senior Vice President, Human Resources and I.T. until May 30, 2010	2011 2010	— 8,660,099	— 1,015,198	— 9,675,297

Total		2011	8,864,917	11,207,275	20,072,192
		2010	38,805,373	14,082,918	52,888,291

(a)                                   On August 17, 2011 Arnaud Bobillier was named Executive Vice President, Operation Integrity and at that point was no longer a Section 16 Officer.  Compensation amounts presented represent what he earned through August 16, 2011.  On November 23, 2011, Arnaud Bobillier resigned as an officer, effective December 31, 2011. Mr. Bobillier will continue to be employed by the Company in an advisory capacity until June 30, 2012.

(b)                                  On January 5, 2012, Transocean Ltd. announced that Ricardo Rosa has stepped down as Executive Vice President and Chief Financial Officer effective January 9, 2012.  He is expected to retire from Transocean effective April 30, 2012.  Effective January 9, 2012, and until a permanent replacement is named, Gregory L. Cauthen will serve as Interim Chief Financial Officer.

(c)                                   On January 25, 2012, Robert Shaw notified Transocean Ltd. of his resignation as Vice President, Controller and Principal Accounting Officer.  Effective immediately, Gregory L. Cauthen was appointed as Interim Controller and Principal Accounting Officer. On February 17, 2012, the Board of Directors appointed David A. Tonnel as Senior Vice President, Finance and Controller, and Principal Accounting Officer, effective March 1, 2012.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

The following tables show the gross payments (i.e. compensation before deduction of employee social insurance and pension contributions) that were made to or on behalf of the executive officers of the Company in 2011 and 2010 but excluding share-based compensation, which is shown in separate tables below. The bonus is presented on an accrual basis and the tax equalization payments to the executive officers are presented on a cash basis.

We have changed our method of disclosing bonuses paid to executive officers.  In the past we have presented the bonus on a cash basis, and we are now presenting it on an accrual basis.  The 2011 amounts represent the bonus earned during 2011 that will be paid in February 2012.

For the year 2011

Name	Base salary	Bonus (c)	Additional compensation (a)	Swiss tax on global earnings and benefts	Employer’s pension contributions	Employer’s social security payments (b)	Total
	(CHF)	(CHF)	(CHF)	(CHF)	(CHF)	(CHF)	(CHF)
Steven L. Newman	953,041	607,813	446,331	458,506	13,032	34,577	2,513,300
Ihab Toma	517,833	248,234	315,630	180,186	93,370	102,994	1,458,247
Nick Deeming (d)	522,029	632,795	395,907	210,016	135,801	108,675	2,005,223
Arnaud Bobillier	324,629	—	215,304	113,932	81,116	65,092	800,073
Ricardo H. Rosa	597,257	—	313,689	185,985	132,490	114,512	1,343,933
Rob Shaw	27,341	—	45,163	45,163	4,893	11,875	134,435
Eric B. Brown	48,061	139,682	111,363	100,728	2,145	5,741	407,720
John H. Briscoe	156,859	—	19,395	—	7,514	18,218	201,986
Total	3,147,050	1,628,524	1,862,782	1,294,516	470,361	461,684	8,864,917

(a)                                   Additional compensation includes tax reimbursements, relocation pay, housing allowance, car allowance, vacation payoff, cost of living allowance, other company reimbursed expenses and benefits provided to expatriate employees.

(b)                                  Employer’s social security payments include costs of health benefits, such as medical and dental insurance, and unemployment and social security taxes.

(c)                                   Bonus disclosed on an accrual basis.

(d)                                  Mr. Deeming’s bonus represents an annual bonus of CHF 250,132 and a sign-on bonus paid in February 2011 of CHF 382,663.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

For the year 2010 using the accrual basis for the bonus

Name	Base salary	Bonus (c)	Additional compensation (a)	Swiss tax on global earnings and benefts	Employer’s pension contributions	Employer’s social security payments (b)	Total
	(CHF)	(CHF)	(CHF)	(CHF)	(CHF)	(CHF)	(CHF)
Steven L. Newman	886,431	390,094	417,983	201,973	359,297	44,057	2,299,835
Arnaud Bobillier	471,975	158,558	274,792	218,247	116,657	82,875	1,323,104
Ihab Toma	448,479	132,733	235,069	79,936	84,644	82,995	1,063,856
Eric B. Brown (f)	485,656	217,553	443,367	571,464	292,457	46,808	2,057,305
Ricardo H. Rosa	542,177	182,139	318,727	268,875	119,195	103,051	1,534,164
John H. Briscoe	278,313	49,897	10,440	—	62,891	26,245	427,786
Robert L. Long (d)	228,625	—	14,772,100	232,551	5,956,939	249,009	21,439,224
Cheryl D. Richard (e)	163,338	—	5,486,979	—	2,342,536	667,246	8,660,099
Total	3,504,994	1,130,974	21,959,457	1,573,046	9,334,616	1,302,286	38,805,373

(a)                                   Additional compensation includes tax reimbursements, relocation pay, housing allowance, car allowance, vacation payoff, cost of living allowance, other company reimbursed expenses and benefits provided to expatriate employees.

(b)                                  Employer’s social security payments include costs of health benefits, such as medical and dental insurance, and unemployment and social security taxes.

(c)                                   Bonus disclosed on an accrual basis.

(d)                                  Mr. Long’s additional compensation includes CHF 14.5 million paid out from his supplemental savings and retirement plans in association with his February 28, 2010 retirement.

(e)                                   Ms. Richard’s additional compensation included CHF 1.3 million attributable to severance payout and CHF 3.2 million paid out from her supplemental savings and retirement plan in association with her May 31, 2010 retirement.

(f)                                     Mr. Brown’s bonus represents an annual bonus of CHF 139,338 and a special recognition bonus of CHF 78,215.

As presented in the 2010 financial statements using the cash basis for the bonus

Name	Base salary	Bonus	Additional compensation	Swiss tax on global earnings and benefts	Employer’s pension contributions	Employer’s social security payments	Total
	(CHF)	(CHF)	(CHF)	(CHF)	(CHF)	(CHF)	(CHF)
Steven L. Newman	886,431	—	417,983	201,973	359,297	44,057	1,909,741
Arnaud Bobillier	471,975	—	274,792	218,247	116,657	82,875	1,164,546
Ihab Toma	448,479	—	235,069	79,936	84,644	82,995	931,123
Eric B. Brown	485,656	—	443,367	571,464	292,457	46,808	1,839,752
Ricardo H. Rosa	542,177	—	318,727	268,875	119,195	103,051	1,352,025
John H. Briscoe	278,313	—	10,440	—	62,891	26,245	377,889
Robert L. Long	228,625	—	14,772,100	232,551	5,956,939	249,009	21,439,224
Cheryl D. Richard	163,338	—	5,486,979	—	2,342,536	667,246	8,660,099
Total	3,504,994	—	21,959,457	1,573,046	9,334,616	1,302,286	37,674,399

In 2010, Gregory L. Cauthen, Senior Vice President and Chief Financial Officer until August 31, 2009, received consulting fees of CHF 450,168 as per a consulting agreement between Transocean Ltd. and Mr. Cauthen, after his voluntary termination of employment on August 31, 2009.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

Share-based compensation granted to the executive officers of the Company during 2011 and 2010 is summarized in the tables below.  The vesting dates of the respective awards, principally granted under the long-term incentive plan (“LTIP”), are listed in the footnotes to the tables.  The numbers of shares awarded under the LTIP and their valuation assume 100% vesting, although less than 100% may actually vest.

As of December 31, 2011

Name	Restricted stock units - 2011 (a)	Fair value - 2011 restricted stock units (b)	2011 contingent deferred units in shares(c)	Fair value – 2011 contingent deferred units (b)	Option shares - 2011 (d)	Fair value – 2011 options (b)	Total fair value of share-based awards granted in 2011
		(CHF)		(CHF)		(CHF)	(CHF)
Steven L. Newman	29,294	2,045,444	29,294	2,043,626	57,621	1,085,533	5,174,603
Ihab Toma	6,658	464,893	6,658	464,480	13,096	246,718	1,176,091
Nick Deeming	13,383	940,366	6,658	464,480	13,096	246,718	1,651,564
Arnaud Bobillier	6,658	464,893	6,658	464,480	13,096	246,718	1,176,091
Ricardo H. Rosa	6,658	464,893	6,658	464,480	13,096	246,718	1,176,091
Rob Shaw	9,869	382,435	—	—	—	—	382,435
Eric B. Brown (e)	—	—	—	—	—	—	—
John H. Briscoe	2,663	185,777	2,663	185,943	5,238	98,680	470,400
Total	75,183	4,948,701	58,589	4,087,489	115,243	2,171,085	11,207,275

(a)                                   The number of time-vested restricted stock units (RSUs) granted to the executives under the LTIP were on February 10, 2011 except for Rob Shaw’s, which were granted on December 1, 2011.

(b)                                  The fair value was calculated using the share price on date of grant for Restricted Shares Units, a Monte Carlo simulation model for Contingent Deferred Units (CDUs) and option pricing models for Non-Qualified Stock Options grants.

(c)                                   The number of CDUs granted to the executives under the LTIP on February 10, 2011.  The 2011 CDUs awards are based upon the achievement of the performance standard over the three-year period ending on December 31, 2013. The actual number of deferred units received will be determined in the first sixty days of 2014 and it is contingent on our performance in Total Shareholder Return relative to a sub-group of our peer group. The above table reflects target number of shares to be received and actual shares will be determined based on performance thresholds.

(d)                                  The number of options granted to the executives under the LTIP. The options vest in one-third increments over a three-year period on the anniversary of the date of grant.

(e)                                   Mr. Brown was not granted any restricted stock or deferred units prior to his August 31, 2011 retirement.

As of December 31, 2010

Name	Restricted stock units - 2010 (a)	Fair value - 2010 restricted stock units (b)	2010 contingent deferred units in shares(c)	Fair value – 2010 contingent deferred units (b)	Option shares - 2010 (d)	Fair value – 2010 options (b)	Total fair value of share-based awards granted in 2010
		(CHF)		(CHF)		(CHF)	(CHF)
Steven L. Newman	—	—	30,906	2,125,610	63,675	1,952,945	4,078,555
Arnaud Bobillier	9,412	662,441	8,585	687,407	17,688	581,606	1,931,454
Ihab Toma	9,412	662,441	6,868	549,926	14,150	465,272	1,677,639
Eric B. Brown	8,013	696,258	8,585	687,407	17,688	581,606	1,965,271
Ricardo H. Rosa	12,549	883,232	8,585	687,407	17,688	581,606	2,152,245
John H. Briscoe	10,854	839,525	2,862	229,162	5,896	193,869	1,262,556
Robert L. Long (e)	—	—	—	—	—	—	—
Cheryl D. Richard	—	—	6,868	549,926	6,868	465,272	1,015,198
Total	50,240	3,743,897	73,259	5,516,845	143,653	4,822,176	14,082,918

(a)                                   The number of time-vested restricted stock units (RSUs) granted to the executives under the LTIP on February 18 and/or November 17, 2010.

(b)                                  The fair value was calculated using the share price on date of grant for Restricted Shares Units, a Monte Carlo simulation model for Contingent Deferred Units (CDUs) and option pricing models for Non-Qualified Stock Options grants.

(c)                                   The number of CDUs granted to the executives under the LTIP on February 18, 2010 or March 1, 2010.  The 2010 CDUs awards are based upon the achievement of the performance standard over the three-year period ending on December 31, 2012. The actual number of deferred units received will be determined in the first sixty days of 2013 and it is contingent on our performance in Total Shareholder Return relative to a sub-group of our peer group. The above table reflects target number of shares to be received and actual shares will be determined based on performance thresholds.

(d)                                  The number of options granted to the executives under the LTIP. The options vest in one-third increments over a three-year period on the anniversary of the date of grant.

(e)                                   Mr. Long was not granted any restricted stock or deferred units prior to his February 28, 2010 retirement.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

Note 9—Share Ownership — Board of Directors and Executive Management

As of December 31, 2011 and 2010, the members of the Board of Directors held the following numbers of shares:

	2011		2010
Name	Vested and unvested deferred units and restricted shares (a)	Options and SARs	Vested and unvested deferred units and restricted shares (a)	Options and SARs
J. Michael Talbert	19,705	—	15,937	—
Jagjeet Bindra	3,768	—	—	—
Thomas W. Cason	22,776	25,468	19,008	28,855
Tan Ek Kia	3,768	—	—	—
Steve Lucas	3,768	—	—	—
Martin B. McNamara	37,985	11,270	33,155	16,905
Edward R. Muller	19,290	13,370	15,522	13,370
Steven L. Newman (appointed May 14, 2010)	56,276	239,520	79,142	181,899
Robert M. Sprague	18,919	—	15,151	—
Ian C. Strachan	22,719	11,270	18,951	11,270
Robert E. Rose (retired May 13, 2011) (b)	—	—	14,550	17,828
W. Richard Anderson (resigned June 29, 2011) (b)	—	—	10,876	6,368
Richard L. George (resigned February 11, 2011) (b)	—	—	17,164	11,460
Victor E. Grijalva (retired May 13, 2011) (b)	—	—	52,131	5,635
Total	208,974	300,898	291,587	293,590

(a)                                  Includes privately held shares, U.S. retirement savings plan shares, and shares subject to deferred compensation.

(b)                                 Mr. Rose, Mr. Anderson, Mr. George and Mr. Grijalva are no longer directors of the Company as of December 31, 2011 and therefore we do not disclose the number of shares they may own.

As of December 31, 2011 and 2010, the executive officers of the Company held the following number of shares and the conditional rights to receive shares under the LTIP plan:

As of December 31, 2011

Name	Total number of shares held (a)	Number of granted shares vesting in 2012 (b)	Number of granted shares vesting in 2013 (b)	Number of granted shares vesting in 2014 (b)	Total
Steven L. Newman	26,982	40,670	39,059	9,765	116,476
Ihab Toma	6,848	13,635	12,015	2,220	34,718
Nick Deeming	—	4,460	11,119	4,462	20,041
Arnaud Bobillier (c)	—	13,941	12,015	2,220	28,176
Ricardo H. Rosa	16,181	14,987	13,060	2,220	46,448
Rob Shaw	1,458	6,046	8,045	3,956	19,505
Eric B. Brown (c) (d)	—	8,585	—	—	8,585
John H. Briscoe (c)	—	—	—	—	—
Total	51,469	102,324	95,313	24,843	273,949

(a)                                  Shares held include privately held shares, U.S. retirement savings plan shares and employee stock purchase plan shares.

(b)                                 The number of shares includes the vesting of time-based restricted share units (RSUs) and performance based contingent deferred units (CDUs), which will vest in the 2012, 2013, and 2014.

(c)                                  Mr. Bobillier, Mr. Brown and Mr. Briscoe are no longer employees of the Company as of December 31, 2011 and therefore we do not disclose their common share holdings.

(d)                                 Mr. Brown’s 8,585 shares vesting in 2012 are CDUs associated with his August 31, 2011 retirement, and will not vest until the performance period is completed.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

As of December 31, 2010

Name	Total number of shares held (a)	Number of granted shares vesting in 2011 (b)	Number of granted shares vesting in 2012 (b)	Number of granted shares vesting in 2013 (b)	Total
Steven L. Newman	19,374	28,862	30,906	—	79,142
Arnaud Bobillier	22,746	17,945	11,722	3,138	55,551
Ihab Toma	986	4,548	11,416	3,138	20,088
Eric B. Brown	8,815	18,916	11,256	2,671	41,658
Ricardo H. Rosa	12,216	16,030	12,768	4,183	45,197
John H. Briscoe	2,764	8,553	6,480	3,619	21,416
Robert L. Long (c)	—	75,029	—	—	75,029
Cheryl D. Richard (c)	—	5,327	670	—	5,997
Total	66,901	175,210	85,218	16,749	344,078

(a)                                  Shares held include privately held shares, U.S. retirement savings plan shares and employee stock purchase plan shares.

(b)                                 The number of shares includes the vesting of time-based restricted share units (RSUs) and performance based contingent deferred units (CDUs).  These totals include 148,577 and 66,391 in 2011 and 2012 for shares vesting from 2009 and 2010 CDUs, respectively.  In 2013 all shares to vest are annual traunches of time-based awards.

(c)                                  Mr. Long and Ms. Richard are no longer employees of the Company as of December 31, 2010 and therefore we do not disclose their common share holdings.

Furthermore, as of December 31, 2011 and 2010, the following executive officers of the Company held the following vested and unvested stock options:

As of December 31, 2011

Name	Number of granted option shares vested and oustanding	Number of granted option shares vesting in 2012	Number of granted option shares vesting in 2013	Number of granted option shares vesting in 2014	Total
Steven L. Newman	120,782	59,099	40,432	19,207	239,520
Ihab Toma	9,567	11,508	9,082	4,366	34,523
Nick Deeming	—	4,365	4,365	4,366	13,096
Arnaud Bobillier	41,047	20,443	10,261	4,366	76,117
Ricardo H. Rosa	31,891	18,407	10,261	4,366	64,925
Rob Shaw	—	1,309	1,310	1,310	3,929
Eric B. Brown (a)	64,870	—	—	—	64,870
John H. Briscoe (b)	—	—	—	—	—
Total	268,157	115,131	75,711	37,981	496,980

(a)                                Mr. Brown’s option shares were vested on August 31, 2011 in association with his retirement.

(b)                               All of Mr. Briscoe’s vested option shares expired 90 days following his August 5, 2011 resignation.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

As of December 31, 2010

Name	Number of granted option shares vested and oustanding	Number of granted option shares vesting in 2011	Number of granted option shares vesting in 2012	Number of granted option shares vesting in 2013	Total
Steven L. Newman	71,647	49,135	39,892	21,225	181,899
Arnaud Bobillier	20,039	21,008	16,078	5,896	63,021
Ihab Toma	2,425	7,142	7,143	4,717	21,427
Eric B. Brown	21,272	21,624	16,078	5,896	64,870
Ricardo H. Rosa	14,615	17,276	14,042	5,896	51,829
John H. Briscoe	8,015	7,670	5,359	1,966	23,010
Robert L. Long (a)	328,498	—	—	—	328,498
Cheryl D. Richard (b)	11,334	—	—	—	11,334
Total	477,845	123,855	98,592	45,596	745,888

(a)          Mr. Long’s 328,498 option shares were vested on February 28, 2010 in association with his retirement.

(b)         Ms. Richard’s 11,334 option shares were vested on May 31, 2010 related to her retirement.

Note 10—Credits and Loans Granted to Governing Bodies

In 2011, there were no credits or loans granted to active or former members of the Company’s Board of Directors, members of the executive management or to any related persons and at December 31, 2011, there are no such credits or loans outstanding.

Note 11—Risk Assessment Disclosure

Transocean Ltd., as the ultimate parent company of Transocean Inc., Transocean Management Ltd., and Transocean Services AS, is fully integrated into the Company-wide internal risk assessment process.

The Company-wide internal risk assessment process consists of regular reporting to the Board of Directors of Transocean Ltd. on identified risks and management’s reaction to them.  The procedures and actions to identify the risks, and where appropriate remediate, are performed by specific corporate functions (i.e. Treasury, Legal, Internal Audit, Engineering and Operations) as well as by the operating divisions of the Company.

These functions and divisions have the responsibility to support and monitor the Company-wide procedures and processes to ensure their effective operation.

Note 12—Guarantees and Commitments

Transocean Inc., our wholly-owned subsidiary, is the issuer of certain debt securities that we have guaranteed.  The guaranteed debt includes certain short and long-term commercial paper, notes, revolving credit facilities, debentures and convertible note obligations totaling USD 9.7 billion (CHF 9.1 billion) and USD 9 billion (CHF 8.5 billion) as of December 31, 2011 and 2010, respectively.  There are no significant restrictions on our ability to obtain funds from our consolidated subsidiaries or entities, accounted for under the equity method, through dividends, loans or return of capital distributions.

Note 13—Contingencies

Overview—On April 22, 2010, the Ultra-Deepwater Floater Deepwater Horizon, a rig owned and operated by our wholly-owned subsidiaries, sank after a blowout of the Macondo well caused a fire and explosion on the rig.  Transocean Ltd. and several of our wholly-owned subsidiaries have been named in lawsuits related to the Macondo well incident. Although the potential impact is uncertain, the Company and its subsidiaries have excess liability insurance coverage as well as contractual indemnities from the operator of the well.

Federal securities claims—Two consolidated federal securities class actions are currently pending, in the U.S. District Court, Southern District of New York, naming us and certain of our current and former officers and directors as defendants.  One of these actions generally alleges violations of Section 10(b) of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), Rule 10b-5 promulgated under the Exchange Act and Section 20(a) of the Exchange Act in connection with the Macondo well incident.  The plaintiffs are generally seeking awards of unspecified economic damages, including damages resulting from the decline in our stock price after the Macondo well incident.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

The second action was filed by a former shareholder of a predecessor company, alleging that the proxy statement related to our shareholder meeting in connection with our merger with the predecessor company violated Section 14(a) of the Exchange Act, Rule 14a-9 promulgated thereunder and Section 20(a) of the Exchange Act.  The plaintiff claims that the predecessor company’s shareholders received inadequate consideration for their shares as a result of the alleged violations and seeks rescission and compensatory damages.  We and the individual defendants have filed motions to dismiss in both of these actions, which are awaiting decision by the judges in those actions.

Shareholder derivative claims—In June 2010, two shareholder derivative suits were filed by our shareholders naming us as a nominal defendant and certain of our current and former officers and directors as defendants in the District Courts of the U.S. State of Texas.  These suits allege breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement and waste of corporate assets in connection with the Macondo well incident.  The plaintiffs are generally seeking to recover, on behalf of Transocean, damages to the corporation and disgorgement of all profits, benefits and other compensation from the defendants.  The two actions have been consolidated before a single judge and plaintiffs are schedule to file an amended complaint.

Swiss Value Added Tax—The Company is part of a group of Swiss entities, which are jointly and severally liable for the whole Swiss Value Added Tax (“VAT”) amount due to the Swiss Tax authorities by this group.

Note 14—Related Party Transactions

We issued 15 million of our shares (treasury shares) to Transocean Inc. upon Redomestication in 2008, 12 million and 13 million of which remain available as of December 31, 2011 and 2010, respectively, for our future use to satisfy our obligation to deliver shares in connection with awards granted under our incentive plans, warrants or other right to acquire our shares.

In 2010, we received cash dividends amounting to CHF 292 million from our 100 percent-owned subsidiary, Transocean Inc.  There were no cash dividends in 2011.

On June 1, 2011, Transocean Ltd. entered into a credit agreement for a USD 2 billion revolving credit facility with Transocean Inc., the lender.  The variable interest rate was 2.5 percent on December 31, 2011.  The outstanding balance was USD 495 million (CHF 465 million) for the year ended December 31, 2011.

Transocean Ltd. subsidiaries perform certain general and administrative services on our behalf, including executive administration, procurement and payables, treasury and cash management, personnel and payroll, accounting and other administrative functions. These expenses are in general and administrative expenses in the statement of operations and totaled CHF 16 million and 15 million for the years ended December 31, 2011 and 2010, of which CHF 10 million and CHF 12 million related to personnel expenses for the year ended December 31, 2011 and 2010, respectively.

TRANSOCEAN LTD.

Proposed Appropriation of Available Earnings

The Board of Directors proposes that the Annual General Meeting on May 18, 2012 approve the following appropriation:

	December 31,	December 31,
(in CHF thousands)	2011	2010

Balance brought forward from previous years	261,689	36,713
Net profit / (loss) of the year	(100,198)	224,976
Total available earnings	161,491	261,689

Balance to be carried forward on this account	161,491	261,689